Exhibit 10.4

                             ALAMOSA HOLDINGS, INC.
                AMENDED & RESTATED 1999 LONG TERM INCENTIVE PLAN
                      FORM OF RESTRICTED STOCK AGREEMENT


Name of Grantee:               ______________

Maximum Number
Of Shares of
Restricted Stock:              ______ shares of common stock, $0.01 par value,
                               of Alamosa Holdings, Inc. ("Shares"), subject to achievement of Performance Goals.

Maximum Number
Of Shares of
Bonus Stock:                   ______ Shares, subject to achievement of
                               Performance Goals in excess of Expected
                               Performance.

Per Share Price:               $____

Grant Date:                    _____

Performance Goals:             Minimum Performance - $192,400,000
                               Expected Performance - $240,500,000
                               Exceptional Performance - $288,600,000

Vesting Dates Upon
Which Restrictions
Lapse:                         ________
                               ________


                                * * * * * * * *


                  This Restricted Stock Agreement (this "Agreement") is executed and delivered as of the Grant Date by and between Alamosa Holdings, Inc. (the "Company") and the Grantee. The Grantee and the Company hereby agree as follows:

1. The Company, pursuant to the Amended and Restated 1999 Long Term Incentive Plan, as amended (the "Plan"), which is incorporated herein by reference, and subject to the terms and conditions thereof, hereby grants to the Grantee the above mentioned Shares of Restricted Stock in exchange for a payment of $___ which represents payment of the par value of the Shares of Restricted Stock.

2. From the Grant Date until the date on which all restrictions applicable to Shares shall lapse, as indicated above (such period, a "Restricted Period"), the Grantee may not sell, assign, transfer, donate, pledge or otherwise dispose of Shares subject to a Restricted Period. Each certificate representing Restricted Stock shall bear the following legend:

                  On the face of the certificate:

                  "Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate."

                  On the reverse:

                  "The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain Alamosa Holdings, Inc. 1999 Long Term Incentive Plan, a copy of which is on file at the principal office of the Company in Lubbock, Texas. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan."

         The Grantee shall be entitled to have such legend removed from such certificate when all restrictions, as described herein, with respect to the Shares of Restricted Stock covered thereby have lapsed.

3. The Company further grants to the Grantee the right to receive, subject to the terms and conditions hereof, up to an aggregate of _____ shares of the Company's common stock, free of restrictions, if and to the extent the Expected Performance is exceeded (such additional shares, "Bonus Stock"). As a condition to issuance of any earned Bonus Stock, the Grantee shall be obligated to pay to the Company an amount equal to the Per Share Price for each share of such Bonus Stock.

4. Except as set forth below, the number of Shares of Restricted Stock and Bonus Stock which shall become earned, subject to the vesting restrictions described herein, shall be determined by the Company's Effective Performance in relation to the Performance Goals, in accordance with the following schedule:


-------------------------------------------------------------------------------------------------------------
         Level of Effective Performance              Number of Shares Earned       Number of Bonus Shares
                                                                                           Earned
-------------------------------------------------------------------------------------------------------------
Less than or Equal to Minimum Performance                    0                      0
-------------------------------------------------------------------------------------------------------------
Greater than Minimum Performance up to and
including Expected Performance
-------------------------------------------------------------------------------------------------------------
Greater than Expected Performance up to and
including Exceptional Performance
-------------------------------------------------------------------------------------------------------------
Greater than Exceptional Performance
-------------------------------------------------------------------------------------------------------------

         The Company's Effective Performance shall be calculated by multiplying the Company's Operating Effectiveness Factor (derived from the table on Attachment 1) by the Company's EBITDA, each as determined by the Board of Directors of the Company (the "Board"), with respect to the fiscal year ending on _____.

         (a) Restricted Stock Pro-rated Vesting. In the event that the Company's Effective Performance is greater than the Minimum Performance but equal to or less than the Expected Performance, the number of Shares of Restricted Stock which shall become earned, subject to the vesting restrictions described herein, shall be a number of Shares, rounded to the nearest whole number, equal to the product of (i) _____ multiplied by (ii) a fraction, not to exceed one, the numerator of which is the Company's Effective Performance less the Minimum Performance and the denominator of which is the Expected Performance less the Minimum Performance. Any Shares of Restricted Stock that are not earned as of _____ in accordance with this Section 4 shall be forfeited and cancelled as of such date, the Per Share Price paid with respect to such Shares shall be refunded to the Grantee, and the Grantee shall have no rights with respect to any Shares of Bonus Stock.

         (b) Bonus Stock Grants. Subject to Sections 5 and 6 hereof, in the event that the Company's Effective Performance is greater than the Expected Performance and equal to or lesser than the Exceptional Performance, the Company shall issue to Grantee, subject to the terms hereof, a number of Shares, rounded to the nearest whole number, equal to the product of (i) _____ multiplied by (ii) a fraction, not to exceed one, the numerator of which is the Company's Effective Performance less the Expected Performance and the denominator of which is the Exceptional Performance less the Expected Performance. Any Shares of Bonus Stock earned pursuant to this Section 4(b) shall be issued to the Grantee pro rata (rounded to the nearest whole Share) in accordance with the percentages set forth on Page 1, under "Vesting Dates Upon Which Restrictions Lapse."

5. Except as set forth below, a percentage of the Shares of Restricted Stock and shares of Bonus Stock, if any, earned in accordance with
         Section 4 shall vest (in the case of Restricted Stock) or shall be issued (in the case of Bonus Stock) on the Vesting Dates, provided the Grantee is employed by, or providing services to, the Company on such applicable Vesting Date. If the Grantee's employment with, or provision of services to, the Company shall terminate for any reason while Shares are subject to a Restricted Period, all Shares held by the Grantee still subject to a Restricted Period (whether or not earned under Section 4 hereof) shall be forfeited upon such termination and the Per Share Price paid with respect to such Shares shall be refunded to the Grantee, provided, however, that all Shares of Restricted Stock shall be deemed earned and all restrictions imposed on the Restricted Stock shall lapse immediately prior to Grantee's termination of employment for "Good Reason" or if the Grantee's employment is terminated by the Company without "Cause" or by reason of the Grantee's death or "Disability" (each as defined in Grantee's employment agreement with the Company entered into effective _____); and provided, further, that no Shares of Bonus Stock shall be deemed earned or vestd in connection with such a termination of employment.

6. In the event that, prior to ______, 20__, there shall occur a Change of Control, (i) as of immediately prior to such Change of Control, all of the Restricted Shares shall be deemed fully earned at the Expected Performance Level and (ii) as of immediately prior to such Change of Control, the Grantee shall be issued a number of Bonus Stock Shares as follows:

         (a) If such Change of Control occurs during the first calendar quarter of 20__, __ Bonus Stock Shares shall be deemed earned;

         (b) If such Change of Control occurs during the second calendar quarter of 20__ and the Effective Performance for the period from the beginning of 20__ through the end of the first quarter of 20__ exceeds budgeted EBITDA for such period, a number of Bonus Stock Shares shall be deemed earned, which number shall be determined by multiplying (i) ____ by (ii) a fraction, not to exceed one, the numerator of which is the Company's Effective Performance for such first quarter (capped at 120% of budgeted EBITDA for such period) less budgeted EBITDA for such first quarter and the denominator of which is 120% of budgeted EBITDA for such first quarter less budgeted EBITDA for such period;

         (c) If such Change of Control occurs during the third calendar quarter of 20__ and the Effective Performance for the period from the beginning of 20__ through the end of the second quarter of 20__ exceeds budgeted EBITDA for such period, a number of Bonus Stock Shares shall be deemed earned, which number shall be determined by multiplying (i) _____ by (ii) a fraction, not to exceed one, the numerator of which is the Company's Effective Performance for such period (capped at 120% of budgeted EBITDA for such period) less budgeted EBITDA for such period and the denominator of which is 120% of budgeted EBITDA for such period less budgeted EBITDA for such period.

         (d) If such Change of Control occurs during the fourth calendar quarter of 20__ and the Effective Performance for the period from the beginning of 20__ through the end of the third quarter of 20__ exceeds budgeted EBITDA for such period, a number of Bonus Stock Shares shall be deemed earned, which number shall be determined by multiplying (i) _____ by (ii) a fraction, not to exceed one, the numerator of which is the Company's Effective Performance for such period (capped at 120% of budgeted EBITDA for such period) less budgeted EBITDA for such period and the denominator of which is 120% of budgeted EBITDA for such period less budgeted EBITDA for such period.

7. During the Restricted Period, the Grantee shall have the right to vote Shares of Restricted Stock and to receive any dividends or distributions paid on such Shares. The Grantee shall have no rights with respect to Bonus Stock until such time as such shares have been issued to the Grantee and the Per Share Price therefor has been paid by the Grantee.

8. The Shares shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares or other change in capitalization with a similar substantive effect upon the Plan or the Restricted Stock. The Board shall have the power and sole discretion to determine the nature and amount of the adjustment to be made, if any. Any adjustment so made shall be final and binding.

9. The obligation of the Company to deliver any stock under this Agreement is specifically subject to all provisions of the Plan and all applicable laws, rules, regulations and governmental and stockholder approvals.

10. Any notice by the Grantee to the Company hereunder shall be in writing and shall be deemed duly given only upon receipt thereof by the Company at its principal offices. Any notice by the Company to the Grantee shall be in writing and shall be deemed duly given if mailed to the Grantee at the address last specified to the Company by the Grantee.

11. The Grantee shall pay to the Company promptly upon request, and in any event at the time the Grantee recognizes taxable income in respect of the Restricted Shares (or if the Grantee makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), in connection with such grant), an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Shares. Such payment shall be made in the form of cash, shares of Common Stock already owned (for at least six months) or otherwise issuable upon the lapse of restrictions, or in a combination of such methods, subject to the terms of the Plan. If Shares otherwise issuable upon vesting of Restricted Stock are used to pay withholding taxes, the value of such shares shall not be in excess of the minimum statutorily required withholding. The Grantee shall promptly notify the Company of any election made pursuant to Section 83(b) of the Code. Grantee acknowledges that it is Grantee's sole responsibility and not the Company's to file timely the election under Section 83(b) of the Code, in the event Grantee desires to make such election.

12. Grantee hereby grants to the Company a power of attorney to transfer any Shares that are forfeited hereunder and shall execute any documents requested by the Company in connection with such forfeiture and transfer. Grantee agrees that any provisions regarding returns and transfers of stock certificates with respect to forfeited Shares are specifically performable by the Company in a court of equity or law.

13. This Agreement may be amended or modified at any time only by an instrument in writing signed by each of the parties hereto.

14. This Agreement shall apply to and bind the Grantee and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

15. Neither the grant of Restricted Stock and the Bonus Stock, this Agreement nor any other action taken pursuant to this Agreement shall constitute or be evidence of any agreement or understanding, express or implied, that Grantee has a right to continue to provide services as an officer, director, employee or consultant of the Company for any period of time or at any specific rate of compensation.

16. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

17. The validity and construction of this Agreement shall be governed by the laws of the State of Delaware (excluding any conflict of law, rule or principle of Delaware law that might refer the governance, construction or interpretation of this Agreement to the laws of another state).


                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized representative and the Grantee has hereunto set his hand as of the Grant Date.


                                         ALAMOSA HOLDINGS, INC:


                                         By:___________________________________
                                            Name:
                                            Title:


                                            ___________________________________
                                            Grantee: ___________